                                                                      Exhibit 22
                                                                     -----------
                                                                     Page 1 of 2


                        REPORT OF INSPECTOR OF ELECTION
                         FOR ADVO, INC. ANNUAL MEETING
                           HELD ON JANUARY 18, 1996



The undersigned, appointed as Inspector of Election, hereby reports and certifies the following results based on the proxies voted at the Annual Meeting of shareholders on January 18, 1996.

Shares Voted:       18,714,463    89.82%

The following votes of common stock were cast:

                                 For Directors
                                 -------------


             Durrett      Fritz        Kamerschen        Morris      Rockwell
             -------      -----        ----------        ------      --------
Votes
in Favor     18,356,958   18,360,660   18,360,981        18,353,026   18,361,518

Votes
Withheld        357,505      353,803      353,482           361,437      352,945


             Lachman      Newman       Stowe             Vogelstein
             -------      ------       -----             ----------
Votes
in Favor     18,361,106   18,360,590   18,361,393        18,361,393

Votes
Withheld        353,357      353,873      353,070           353,070


                  Proposition 2, Approval of an Amendment of
                  ------------------------------------------
             the 1988 Non-Qualified Stock Option Plan and the 1993
             -----------------------------------------------------
                       Stock Option Subplan, as amended
                       --------------------------------

                      Common
                      ------
Votes in Favor      15,019,186    72.08%
Votes Against        3,383,314    16.24%
Abstain                311,963     1.50%



                Proposition 3, Ratification of the Appointment
                ----------------------------------------------
           of Ernst & Young LLP Independent Auditors for Fiscal 1996
           ---------------------------------------------------------



                      Common
                      ------

Votes in Favor      18,540,440   88.98%
Votes Against            9,221     .04%
Abstain                164,802     .80%







                                     JOHN J. BORYCZSKI /s/
                                     ----------------------------
                                     John J. Boryczki
                                     Assistant Vice President